UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2011
Donegal Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15341	23-02424711

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1195 River Road, Marietta, Pennsylvania	17547

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: 717-426-1931
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On May 6, 2011, Union National Financial Corporation, or UNNF, merged with and into Donegal Financial Services Corporation, or DFSC. Under the merger agreement, UNNF’s subsidiary, Union National Community Bank, merged with and into Province Bank FSB, which DFSC owns. As part of the merger, Province Bank FSB changed its name to Union Community Bank FSB.
     We own 48.2% of the outstanding stock of DFSC. Donegal Mutual Insurance Company, which owns approximately two-thirds of the voting power represented by the outstanding shares of our Class A common stock and Class B common stock, owns the remaining 51.8% of the outstanding stock of DFSC.
     We incorporate by reference into this Form 8-K Report DFSC’s press release dated May 9, 2011 filed as Exhibit No. 99.1.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

99.1	Donegal Financial Services Corporation press release dated May 9, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONEGAL GROUP INC.
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller, Senior Vice
President and Chief Financial Officer

Date: May 9, 2011